EXHIBIT 99.1

PRESS RELEASE
Source: Steel Partners Holdings L.P.

Steel Partners Holdings Reports First Quarter Financial Results and Outlook

NEW YORK, N.Y., May 2, 2019 - Steel Partners Holdings L.P. (NYSE: SPLP), a diversified global holding company, today announced operating results for the first quarter ended March 31, 2019.

Revenue for the 2019 first quarter increased to $387.1 million from $366.2 million for the same period in 2018. Income before income taxes and equity method investments was $9.2 million for the first quarter of 2019, compared with a loss of $9.5 million in the comparable 2018 period. Net income attributable to the Company's common unitholders for the 2019 first quarter was $15.7 million, or $0.48 per diluted common unit, compared with net loss of $9.1 million, or $0.35 per common unit, for the same period in 2018.

The Company generated a 12.5% increase in Adjusted EBITDA for the first quarter of 2019 to $39.6 million from $35.2 million for the same period in 2018. The Company is presenting Adjusted EBITDA to assist investors with their understanding of Steel Partners' results of operations and financial condition. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

2019 Highlights

•	Book value per unit as of March 31, 2019 was $21.10 per unit, as compared with $20.39 per unit at prior year-end.

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On April 1, 2019, the Company, through its wholly-owned subsidiary, WebBank, completed the acquisition of National Partners, a national insurance premium finance company, diversifying its revenue mix with a secured, low-risk and short-term commercial-based product.

•	Steel Partners repurchased 505,336 common units for an aggregate price of $6.7 million during the first quarter.

•	The Company entered into an amendment to its senior secured revolving credit facility to increase availability, allowing for continued growth through strategic acquisitions and other investments.

•	Investments in affiliated companies and marketable securities provided pretax gains totaling $12.4 million during the first quarter.

"Each of our business segments registered improved operating results for the quarter over the comparable prior year period," said Warren Lichtenstein, Executive Chairman of Steel Partners. "Within Diversified Industrial, our building materials, performance materials and electrical products businesses performed particularly well, and we made excellent progress implementing our facility consolidation plans and adjusting staffing levels in our packaging business; WebBank continued its trend of strong returns, driven by higher interest income due to larger outstanding loan receivable balances and increased volume in lending programs; and we experienced strong demand in our Energy segment, based, in part, on recent increases in oil prices and a larger North American oil and gas drilling rig count.

"We continue to operate all our companies with a focus on operational excellence and achieving solid returns on invested capital, with a collective goal of increasing stakeholder value," Lichtenstein added.

2019 Outlook

Based on current information, Steel Partners expects 2019 second quarter revenue between $416 million and $437 million and Adjusted EBITDA between $52 million and $64 million. The Company anticipates revenue for the full 2019 year between $1.6 billion and $1.7 billion and Adjusted EBITDA between $205 million and $222 million.

(Financial Tables on Following Pages)

Financial Summary (unaudited)

(in thousands, except per common unit)	Three Months Ended March 31,
	2019	2018
Revenue	$387,053	$366,245
Costs and expenses, excluding realized and unrealized (gains) losses on securities	379,960	361,932
Realized and unrealized (gains) losses on securities, net	(2,109)	13,789
Total costs and expenses	377,851	375,721
Income (loss) before income taxes and equity method investments	9,202	(9,476)
Income tax provision	2,961	1,330
Income of associated companies, net of taxes	(9,381)	(1,955)
Net income (loss)	15,622	(8,851)
Net loss (income) attributable to noncontrolling interests in consolidated entities	56	(227)
Net income (loss) attributable to common unitholders	$15,678	$(9,078)

Net income (loss) per common unit - basic	$0.63	$(0.35)
Net income (loss) per common unit - diluted	$0.48	$(0.35)
Capital expenditures	$7,353	$12,010

Balance Sheet Data (March 31, 2019 unaudited)

(in thousands, except common and preferred units)	March 31,	December 31,
	2019	2018
Cash and cash equivalents	$212,340	$334,884
WebBank cash and cash equivalents	170,813	281,566
Cash and cash equivalents, excluding WebBank	41,527	53,318
Marketable securities	1,671	1,439
Long-term investments	270,613	258,044
Total debt	488,451	481,989
Preferred unit liability, including current portion of $37,858 and $0, respectively	181,416	180,340
Common units outstanding	24,958,667	25,294,003
Preferred units outstanding	7,927,288	7,927,288

Supplemental Non-GAAP Disclosures (unaudited)

Adjusted EBITDA Reconciliation:

(in thousands)	Three Months Ended March 31,
	2019	2018
Net income (loss)	$15,622	$(8,851)
Income tax provision	2,961	1,330
Income (loss) before income taxes	18,583	(7,521)
Add (Deduct):
Income of associated companies, net of taxes	(9,381)	(1,955)
Realized and unrealized (gains) losses on securities, net	(2,109)	13,789
Interest expense	10,808	8,109
Depreciation	12,069	11,351
Amortization	5,466	7,351
Non-cash pension expense	1,865	908
Non-cash equity-based compensation	164	149
Amortization of fair value adjustments to acquisition-date inventories	—	603
Other items, net	2,112	2,384
Adjusted EBITDA	$39,577	$35,168

Segment Results (unaudited)

(in thousands)	Three Months Ended March 31,
	2019	2018
Revenue:
Diversified industrial	$312,161	$307,618
Energy	38,986	36,592
Financial services	35,906	22,035
Total revenue	$387,053	$366,245

Income (loss) before interest expense and income taxes:
Diversified industrial	$13,785	$13,448
Energy	(1,331)	(4,603)
Financial services	13,026	8,530
Corporate and other	3,911	(16,787)
Income before interest expense and income taxes	29,391	588
Interest expense	10,808	8,109
Income tax provision	2,961	1,330
Net income (loss)	$15,622	$(8,851)

Income of associated companies, net of taxes:
Corporate and other	$9,381	$1,955
Total	$9,381	$1,955

Segment depreciation and amortization:
Diversified industrial	$12,958	$13,548
Energy	4,445	5,022
Financial services	98	100
Corporate and other	34	32
Total depreciation and amortization	$17,535	$18,702

Segment Adjusted EBITDA:
Diversified industrial	$29,906	$29,676
Energy	2,869	367
Financial services	13,119	9,494
Corporate and other	(6,317)	(4,369)
Total Adjusted EBITDA	$39,577	$35,168

During the three months ended March 31, 2019, the Company's investment gains and losses, including income of associated companies, have been classified in its Corporate and Other segment and interest expense, excluding the Financial Services segment's finance interest expense, has been removed from the measurement of segment results. Comparable 2018 balances have been reclassified to conform with the current year presentation.

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about SPLP, its business and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of income or loss from investments in associated companies and other investments held at fair value, interest expense, taxes, depreciation and amortization, non-cash pension expense or income, and realized and unrealized gains or losses on investments and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or loss, or cash flows from operating, investing or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on investments, interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•	Adjusted EBITDA does not reflect income or loss from the Company's investments in associated companies and other investments held at fair value;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on its investments;

•	Adjusted EBITDA does not include non-cash charges for pension expense and equity-based compensation; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing SPLP.

The Company reconciles Adjusted EBITDA to net income or loss, which does not include amounts reported under U.S. GAAP related to noncontrolling interests in consolidated entities, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, except for changes made in accordance with the new accounting pronouncements adopted January 1, 2019, as discussed in Note 1 - "Nature of the Business and Basis of Presentation" and Note 3 - "Leases" to the Company's Form 10-Q filed with the SEC.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. SPLP has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate" and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2019 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company and its affiliates will not be able to compete successfully, the possible volatility of the Company's common or preferred unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2018, for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor contact:    PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com